ATHENE HOLDING LTD. REPORTS FIRST QUARTER 2021 RESULTS

HAMILTON, Bermuda – May 7, 2021 – Athene Holding Ltd. ("Athene") (NYSE: ATH), a leading financial services company specializing in retirement solutions, today announced financial results for first quarter 2021.

•Diluted EPS of $2.94 and record quarterly adjusted operating EPS of $3.80
•Strong gross organic inflows totaling $8.2 billion underwritten to target returns and driving annualized net organic growth of 8%
•Record quarterly alternative investment performance driven by particular strength from investments in Venerable, AmeriHome, and MidCap
•Robust capitalization with $3.6 billion of excess equity capital and $8.1 billion of total deployable capital
•Announced strategic merger with Apollo in March which positions both companies for accelerating growth and profitability within a fully-aligned model

“In the first quarter, we demonstrated superb execution on both sides of the balance sheet, with strong organic growth and asset outperformance combining to drive record profitability. Athene generated $8.2 billion of gross organic inflows, marking our second-highest quarterly total ever. In addition, our Alternative investment portfolio generated record income, showcasing the advantages of our differentiated approach to investing in this asset class. Our record quarterly adjusted operating income drove Athene's adjusted book value to nearly $63 per share, continuing an upward climb of 16% per year since our inception 12 years ago.
“These results demonstrate that our spread-based business model is continuing to scale and grow very profitably, carrying significant momentum into the remainder of 2021. With this backdrop of strong performance, we are extremely excited to have announced a strategically compelling merger transaction with Apollo in March, which will fully align our organizations and accelerate our future profitable growth.”
- Jim Belardi, CEO

Financial Results			Invested Assets & Flows
(in millions, except percentages and per share data)	1Q’20	1Q’21	(in millions, except percentages)	1Q’20	1Q’21

GAAP:			Invested Assets:
Net income (loss)	$(1,065)	$578	Gross invested assets[2]	$128,263	$182,296
Diluted EPS	$(5.81)	$2.94	Net invested assets[2]	$121,200	$155,703
Book value per common share	$45.23	$78.25	Avg. net invested assets	$119,344	$152,947
Return on equity (ROE)	(36.5%)	12.9%	Flows:
Return on assets (ROA)	(2.95%)	1.13%	Retail	$1,246	$1,757
			Flow reinsurance	861	299
Operating[1]:			Funding agreements[3]	823	3,226
Adj. op. income (loss)	$(108)	$748	Pension risk transfer	1,017	2,893
Adj. op. EPS	$(0.60)	$3.80	Gross organic inflows	3,947	8,175
Adj. op. EPS ex notables & AOG	$0.96	$3.86	Gross inorganic inflows	—	—
Adj. book value per common share	$51.07	$62.88	Total gross inflows	3,947	8,175
Adj. op. ROE	(4.4%)	25.3%	Inflows attributable to ACRA NCI	—	(1,470)
Adj. op. ROE ex notables & AOG	7.0%	26.0%	Net outflows[4]	(2,740)	(3,481)
Adj. op. ROA	(0.36%)	1.96%	Total Net flows	$1,207	$3,224
Adj. op. ROA ex notables & AOG	0.59%	2.00%	Net organic flows[5]	$1,207	$3,224
Net inv. spread - Ret. Svcs	1.03%	2.48%	Net organic growth rate[6]	4.0%	8.4%

1 See the non-GAAP measures section on pages 6 through 9 for further discussion of these measures. 2 Net invested assets include our economic ownership of ACRA investments but do not include the investments associated with the ACRA non-controlling interest (NCI). Gross invested assets includes all ACRA investments. 3 Funding agreements are comprised of funding agreements issued under our FABN and FABR programs, funding agreements issued to the FHLB and long-term repurchase agreements.
4 Net outflows consist of full and partial policyholder withdrawals on deferred annuities, death benefits, pension risk transfer benefit payments, payments on payout annuities and funding agreement maturities, net of the ACRA NCI. In Q1'21, we revised the net outflows metric, for all periods presented, to include all outflows while previously this metric excluded inorganic business. 5 Net organic flows are calculated as organic inflows less total outflows, net of the ACRA NCI. 6 Net organic growth rate is calculated as net organic flows divided by average net invested assets, on an annualized basis. In Q1'21, we revised the net organic growth rate and average net invested asset metrics, for all periods presented, to include all outflows and net invested assets while previously these metrics excluded inorganic business.

	Three months ended
	March 31,
(In millions, except per share data)	2020	2021
Net income (loss) available to AHL common shareholders	$(1,065)	$578
Non-operating adjustments
Investment losses, net of offsets	(1,139)	(605)
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	65	488
Integration, restructuring and other non-operating expenses	(4)	(45)
Stock compensation expense	(10)	—
Income tax (expense) benefit - non-operating	131	(8)
Less: Total non-operating adjustments	(957)	(170)
Adjusted operating income (loss) available to common shareholders	$(108)	$748

Adjusted operating income (loss) available to common shareholders by segment
Retirement Services	$204	$784
Corporate and Other	(312)	(36)
Adjusted operating income (loss) available to common shareholders	$(108)	$748

Earnings (loss) per common share – basic Class A	$(5.81)	$3.02
Earnings (loss) per common share – diluted Class A1	$(5.81)	$2.94
Adjusted operating earnings (loss) per common share[2]	$(0.60)	$3.80
Weighted average common shares outstanding – basic Class A	161.4	191.3
Weighted average common shares outstanding – diluted Class A1	161.4	196.8
Weighted average common shares outstanding – adjusted operating[2]	181.5	196.8

	Three months ended
	March 31,
(In millions)	2020	2021
Notable items
Retirement Services adjusted operating income available to common shareholders	$204	$784
Actuarial experience and market impacts	50	(9)
Tax impact of notable items	(7)	1
Retirement Services notable items	43	(8)
Retirement Services adjusted operating income available to common shareholders excluding notable items	247	776

Corporate and Other adjusted operating loss available to common shareholders	(312)	(36)
Consolidated adjusted operating income (loss) available to common shareholders excluding notable items	$(65)	$740

Adjusted operating earnings (loss) per common share excluding notables[2]	$(0.36)	$3.76
1 Diluted earnings (loss) per common share on a GAAP basis for Class A common shares, including diluted Class A weighted average common shares outstanding, includes for the three months ended March 31 2020, the dilutive impacts, if any, of Class B common shares and Class M common shares and for both periods any other stock-based awards. Diluted earnings per common share on a GAAP basis for Class A common shares are based on allocated net income (loss) available to AHL common shareholders of $578 million (100% of net income available to AHL common shareholders) and $(938) million (88% of net loss available to AHL common shareholders) for the three months ended March 31, 2021 and 2020, respectively.
2 Weighted average common shares outstanding – adjusted operating assumes conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares on a one-for-one basis, the impacts of all Class M common shares net of the conversion price and any other stock-based awards, but excluding any awards for which the exercise or conversion price exceeds the market value of Class A common shares on the applicable measurement date. Effective February 28, 2020, all Class B common shares were converted into Class A common shares and all Class M common shares were converted into warrants and Class A common shares. Our Class B common shares were economically equivalent to Class A common shares and could have been converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares were in the legal form of shares but economically functioned as options as they were convertible into Class A common shares after vesting and settlement of the conversion price. In calculating Class A diluted earnings per common share on a GAAP basis, we are required to apply sequencing rules to determine the dilutive impacts, if any, of our Class B common shares, Class M common shares and any other stock-based awards. To the extent our Class B common shares, Class M common shares and/or any other stock-based awards were not dilutive they were excluded. We believe this non-GAAP measure is an appropriate economic representation of our share counts for use in an economic view of adjusted operating earnings per common share.

First Quarter 2021 Financial Results

Net income (loss) available to AHL common shareholders for the first quarter 2021 was $578 million, or $2.94 per diluted Class A common share ("diluted share"), compared to $(1.1) billion, or $(5.81) per diluted share for the first quarter 2020. The increase from the prior year quarter was driven by higher adjusted operating income, a favorable change in the net fair value of fixed indexed annuity ("FIA") derivatives, and a less unfavorable change in fair value of reinsurance assets and provision for credit losses, partially offset by higher non-operating expenses.

Adjusted operating income (loss) available to common shareholders for the first quarter 2021 was $748 million, or $3.80 per adjusted operating common share, compared to $(108) million, or $(0.60) per adjusted operating common share for the first quarter 2020. The increase from the prior year quarter was primarily driven by strong growth in average net invested assets and higher income from alternative investments.

Adjusted operating income available to common shareholders excluding notables and AOG for the first quarter 2021 was $759 million, or $3.86 per adjusted operating common share, compared to $174 million, or $0.96 per adjusted operating common share for the first quarter 2020. The increase from the prior year quarter was primarily driven by the aforementioned strength of income from alternative investments.
Growth Highlights
Organic Growth
In the first quarter 2021, Athene generated gross organic inflows of $8.2 billion, its second highest quarter of organic inflows, representing an increase of 107% year-over-year.
Strong organic inflows reflected the advantage of Athene's diversified funding channels, with particular strength in funding agreements and pension risk transfer (PRT). Organic inflows for first quarter 2021 were underwritten to targeted return levels or better despite the low interest rate environment, reflecting Athene's ability to originate new business with low funding costs and generate alpha within its investment portfolio.
Retail:
In the first quarter 2021, Athene generated retail inflows of $1.8 billion, an increase of 41% year-over-year despite seasonally lighter first quarter trends and increasing competition for traditional fixed annuity / MYGA business. First quarter inflows saw strong growth in fixed indexed annuity (FIA) sales, resulting in the best first quarter for FIA inflows to date.
Flow Reinsurance:
In the first quarter 2021, Athene generated flow reinsurance inflows of $299 million, a decrease of 65% year-over-year and 47% quarter-over-quarter. Flow reinsurance activity moderated amid a more competitive pricing environment for traditional fixed annuity MYGA products.
Pension Risk Transfer:
In the first quarter 2021, Athene completed a large scale PRT transaction totaling $2.9 billion. This transaction with JCPenney was Athene's largest PRT transaction to date, and the largest in the U.S. during the quarter.
Funding Agreements1:
In the first quarter 2021, Athene generated $3.2 billion of funding agreement activity, the strongest quarterly inflow result for this channel to date, representing nearly a four-fold increase year-over-year and approximately 50% increase quarter-over-quarter. The robust issuance activity was driven by seven transactions across four different currencies, underwritten to attractive returns.
Net Organic Flows
In the first quarter 2021, Athene generated net organic flows of $3.2 billion. This was driven by the aforementioned gross organic inflows of $8.2 billion, less $1.5 billion of inflows attributable to third party investors in ACRA related to PRT activity, as well as normal course net outflows of $3.5 billion. Athene's net annualized organic growth rate for the first quarter 2020 was 8% versus 4% in the prior year quarter.

1 Funding agreements are comprised of funding agreements issued under our FABN and FABR programs, funding agreements issued to the FHLB and long-term repurchase agreements.

Segment Results
Retirement Services
For the first quarter 2021, adjusted operating income available to common shareholders in Retirement Services was $784 million, an increase of $580 million, or 284%, from the first quarter 2020, resulting in an adjusted operating ROE of 37.8%. Excluding notable items, adjusted operating income available to common shareholders in Retirement Services was $776 million, resulting in an adjusted operating ROE of 37.4%.
The increase in adjusted operating income available to common shareholders over the prior year quarter was primarily driven by strong growth in average net invested assets of $32 billion or 27%, as well as elevated net investment income from alternatives.
The net investment spread, which measures net investment earnings less cost of funds, was 2.48% of average net invested assets for the first quarter 2021, an increase of 145 basis points from the first quarter 2020. The increase from the prior year quarter was primarily driven by a higher net investment earned rate (NIER), which was mostly attributable to record investment income from alternatives, in addition to a lower cost of funds.
The NIER was 5.18% for the first quarter 2021, compared to 4.04% in the prior year quarter. The annualized return on fixed income and other investments during the first quarter 2021 was 3.57%, compared to 4.20% in the prior year quarter. The year-over-year decline of 63 basis points was driven by lower income from floating rate investments and lower on-the-margin asset deployment yields resulting from declining interest rates, and the onboarding of a lower yielding portfolio from Jackson which is being redeployed into higher-returning assets. The net annualized return on alternative investments during the first quarter 2021 was 42.33% compared to 0.56% in the prior year quarter, primarily due to broad-based appreciation in the alternatives portfolio which benefited from favorable market tailwinds and particularly strong performance in Athene's larger differentiated alternative investments in strategic operating businesses, including Venerable, AmeriHome, and MidCap.
Cost of funds, which is comprised of cost of crediting on deferred annuities and institutional products as well as other liability costs, was 2.70% for the first quarter 2021, a decrease of 31 basis points from the first quarter 2020, driven by significant growth underwritten to a lower average cost of funds in a low interest rate environment.
Total cost of crediting was 1.79% for the first quarter 2021, a decrease of 5 basis points from the prior year quarter, driven by lower rates on both institutional business and deferred annuities. The cost of crediting on institutional business was 2.59%, a decrease of 72 basis points from the prior year quarter. The year-over-year decrease was driven by lower rates on floating rate funding agreements, lower on-the-margin costs on new business growth, and favorable mortality developments within the pension risk transfer business versus the prior year period.
The cost of crediting on deferred annuities was 1.89%, a decrease of 2 basis points from the prior year quarter, driven by favorable crediting rate actions, lower option costs, and lower crediting rates on new deferred annuity issuances, partially offset by the onboarding of the reinsured Jackson block with a higher initial crediting rate.
Other liability costs, which are primarily applicable to deferred annuities, were 0.91% for the first quarter 2021. The decrease of 26 basis points from the prior year quarter was driven by favorable changes in equity market performance relative to the prior year quarter, partially offset by increasing rider reserves and DAC amortization resulting from higher profitability. Relative to the prior year quarter, other liability costs also benefited from the onboarding of the reinsured Jackson block during the year, which carries a more favorable level of other liability costs.
Corporate & Other
In the first quarter 2021, the adjusted operating loss available to common shareholders was $36 million in Corporate & Other, a decrease of $276 million from $312 million in the first quarter 2020. The decrease in adjusted operating loss available to common shareholders from the prior year quarter was driven by an increase in the fair value of Athene's AOG investment and higher alternative investment income, partially offset by higher preferred dividends and interest expense.
The change in fair value of Athene's AOG investment, net of tax, resulted in a $19 million loss, or ($0.10) per common share in the quarter, primarily reflecting a 4% decrease in the common stock price of Apollo Global Management (NYSE: APO).

Conference Call Information
Athene will host a conference call today, Friday, May 7, 2021, at 10:00 a.m. ET. During the call, members of Athene's senior management team will review Athene's financial results for the first quarter 2021 ended March 31, 2021. This press release, the first quarter 2021 earnings presentation, and quarterly financial supplement are posted to Athene’s website at ir.athene.com.
• Live conference call: Toll-free at (866) 901-0811 (domestic) or (346) 354-0810 (international)
• Conference call replay available through May 22, 2021 at (800) 585-8367 (domestic) or
(404) 537-3406 (international)
• Conference ID number: 5052004
• Live and archived webcast available at ir.athene.com

Investor Relations Contact:	Media Contact:
Noah Gunn	Amanda Carstens Steward
+1 441-279-8534	+1 441-279-8525
+1 646-768-7309	+1 515-344-6060
ngunn@athene.com	asteward@athene.com
About Athene
Athene, through its subsidiaries, is a leading retirement services company with total assets of $205.7 billion as of March 31, 2021 and operations in the United States, Bermuda, and Canada. Athene specializes in helping its customers achieve financial security and is a solutions provider to institutions. Founded in 2009, Athene is Driven to Do More for our policyholders, business partners, shareholders, and the communities in which we work and live. For more information, please visit www.athene.com.

Non-GAAP Measures
In addition to our results presented in accordance with GAAP, we present certain financial information that includes non-GAAP measures. Management believes the use of these non-GAAP measures, together with the relevant GAAP measures, provides information that may enhance an investor’s understanding of our results of operations and the underlying profitability drivers of our business. The majority of these non-GAAP measures are intended to remove from the results of operations the impact of market volatility (other than with respect to alternative investments) as well as integration, restructuring and certain other expenses which are not part of our underlying profitability drivers, as such items fluctuate from period to period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results in accordance with GAAP and should not be viewed as a substitute for the corresponding GAAP measures.

Adjusted operating income (loss) available to common shareholders is a non-GAAP measure used to evaluate our financial performance excluding market volatility and expenses related to integration, restructuring, stock compensation and other expenses. Our adjusted operating income (loss) available to common shareholders equals net income (loss) available to AHL common shareholders adjusted to eliminate the impact of the following (collectively, the non-operating adjustments):

•Investment Gains (Losses), Net of Offsets
•Change in Fair Values of Derivatives and Embedded Derivatives – FIAs, Net of Offsets
•Integration, Restructuring and Other Non-Operating Expenses
•Stock Compensation Expense
•Bargain Purchase Gain
•Income Tax (Expense) Benefit – Non-Operating

We consider these non-operating adjustments to be meaningful adjustments to net income (loss) available to AHL common shareholders for the reasons discussed in greater detail above. Accordingly, we believe using a measure which excludes the impact of these items is useful in analyzing our business performance and the trends in our results of operations. Together with net income (loss) available to AHL common shareholders, we believe adjusted operating income (loss) available to common shareholders provides a meaningful financial metric that helps investors understand our underlying results and profitability. Adjusted operating income (loss) available to common shareholders should not be used as a substitute for net income (loss) available to AHL common shareholders.

Adjusted operating ROA is a non-GAAP measure used to evaluate our financial performance and profitability. Adjusted operating ROA is computed using our adjusted operating income (loss) available to common shareholders divided by average net invested assets for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. While we believe each of these metrics are meaningful financial metrics and enhance our understanding of the underlying profitability drivers of our business, they should not be used as a substitute for ROA presented under GAAP.

Adjusted operating ROE is a non-GAAP measure used to evaluate our financial performance excluding the impacts of AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets, net of DAC, DSI, rider reserve and tax offsets. Adjusted AHL common shareholders’ equity is calculated as the ending AHL shareholders’ equity excluding AOCI, the cumulative change in fair value of funds withheld and modco reinsurance assets and preferred stock. Adjusted operating ROE is calculated as the adjusted operating income (loss) available to common shareholders, divided by average adjusted AHL common shareholders’ equity. These adjustments fluctuate period to period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities. Except with respect to reinvestment activity relating to acquired blocks of businesses, we typically buy and hold AFS investments to maturity throughout the duration of market fluctuations, therefore, the period-over-period impacts in unrealized gains and losses are not necessarily indicative of current operating fundamentals or future performance. Accordingly, we believe using measures which exclude AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets are useful in analyzing trends in our operating results. To enhance the ability to analyze these measures across periods, interim periods are annualized. Adjusted operating ROE should not be used as a substitute for ROE. However, we believe the adjustments to net income (loss) available to AHL common shareholders and AHL common shareholders’ equity are significant to gaining an understanding of our overall financial performance.

Adjusted operating earnings (loss) per common share, weighted average common shares outstanding – adjusted operating and adjusted book value per common share are non-GAAP measures used to evaluate our financial performance and financial condition. The non-GAAP measures adjust the number of shares included in the corresponding GAAP measures to reflect the conversion or settlement of all shares and other stock-based awards outstanding. We believe these measures represent an economic view of our share counts and provide a simplified and consistent view of our outstanding shares. Adjusted operating earnings (loss) per common share is calculated as the adjusted operating income (loss) available to common shareholders, over the weighted average common shares outstanding – adjusted operating. Adjusted book value per common share is calculated as the adjusted AHL common shareholders’ equity divided by the adjusted operating common shares outstanding. Effective February 28, 2020, all Class B common shares were converted into Class A common shares and all Class M common shares were converted into warrants and Class A common shares. Our Class B common shares were economically equivalent to Class A common shares and were convertible to Class A common shares on a one-for-one basis at any time. Our Class M common shares were in the legal form of shares but economically functioned as options as they were convertible into Class A common shares after vesting and payment of the conversion price. In calculating Class A diluted earnings per share on a GAAP basis, we are required to apply sequencing rules to determine the dilutive impacts, if any, of our Class B common shares, Class M common shares and any other stock-based awards. To the extent our Class B common shares, Class M common shares and/or any other stock-based awards were not dilutive, after considering the dilutive effects of the more dilutive securities in the sequence, they were excluded. Weighted average common shares outstanding – adjusted operating and adjusted operating common shares outstanding assume conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares on a one-for-one basis, the impacts of all Class M common shares net of the conversion price and any other stock-based awards, but excluding any awards for which the exercise or conversion price exceeds the market value of our Class A common shares on the applicable measurement date. For certain historical periods, Class M shares were not included due to issuance restrictions which were contingent upon our IPO. Adjusted operating earnings (loss) per common share, weighted average common shares outstanding – adjusted operating and adjusted book value per common share should not be used as a substitute for basic earnings (loss) per share – Class A common shares, basic weighted average common shares outstanding – Class A or book value per common share. However, we believe the adjustments to the shares and equity are significant to gaining an understanding of our overall results of operations and financial condition.

Adjusted debt to capital ratio is a non-GAAP measure used to evaluate our capital structure excluding the impacts of AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets, net of DAC, DSI, rider reserve and tax offsets. Adjusted debt to capital ratio is calculated as total debt divided by adjusted AHL shareholders’ equity. Adjusted debt to capital ratio should not be used as a substitute for the debt to capital ratio. However, we believe the adjustments to shareholders’ equity are significant to gaining an understanding of our capitalization, debt utilization and debt capacity.

Net investment spread is a key measure of the profitability of our Retirement Services segment. Net investment spread measures our investment performance less the total cost of our liabilities. Net investment earned rate is a key measure of our investment performance, while cost of funds is a key measure of the cost of our policyholder benefits and liabilities. Investment margin on our deferred annuities measures our investment performance less the cost of crediting for our deferred annuities, which make up a significant portion of our net reserve liabilities.

•Net investment earned rate is a non-GAAP measure we use to evaluate the performance of our net invested assets that does not correspond to GAAP net investment income. Net investment earned rate is computed as the income from our net invested assets divided by the average net invested assets, excluding the impacts of our investment in Apollo, for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. The adjustments to net investment income to arrive at our net investment earned rate add (a) alternative investment gains and losses, (b) gains and losses related to trading securities for CLOs, (c) net VIE impacts (revenues, expenses and noncontrolling interest), (d) forward points gains and losses on foreign exchange derivative hedges and (e) the change in fair value of reinsurance assets, and removes the proportionate share of the ACRA net investment income associated with the ACRA noncontrolling interest as well as the gain or loss on our investment in Apollo. We include the income and assets supporting our change in fair value of reinsurance assets by evaluating the underlying investments of the funds withheld at interest receivables and we include the net investment income from those underlying investments which does not correspond to the GAAP presentation of change in fair value of reinsurance assets. We exclude the income and assets supporting business that we have exited through ceded reinsurance including funds withheld agreements. We believe the adjustments for reinsurance provide a net investment earned rate on the assets for which we have economic exposure.

•Cost of funds includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the noncontrolling interest. Cost of funds is computed as the total liability costs divided by the average net invested assets, excluding our investment in Apollo, for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized.

◦Cost of crediting includes the costs for both deferred annuities and institutional products. Cost of crediting on deferred annuities is the interest credited to the policyholders on our fixed strategies as well as the option costs on the indexed annuity strategies. With respect to FIAs, the cost of providing index credits includes the expenses incurred to fund the annual index credits, and where applicable, minimum guaranteed interest credited. Cost of crediting on institutional products is comprised of (i) PRT costs, including interest credited, benefit payments and other reserve changes, net of premiums received when issued, and (ii) funding agreement costs, including the interest payments and other reserve changes. Cost of crediting is computed as the cost of crediting for deferred annuities and institutional products divided by the average net invested assets, excluding the investment in Apollo, for the relevant periods. Cost of crediting on deferred annuities is computed as the net interest credited on fixed strategies and option costs on indexed annuity strategies divided by the average net account value of our deferred annuities. Cost of crediting on institutional products is computed as the PRT and funding agreement costs divided by the average net institutional reserve liabilities. Our average net invested assets, excluding our investment in Apollo, net account values and net institutional reserve liabilities are averaged over the number of quarters in the relevant period to obtain our associated cost of crediting for such period. To enhance the ability to analyze these measures across periods, interim periods are annualized.
◦Other liability costs include DAC, DSI and VOBA amortization, change in rider reserves, the cost of liabilities on products other than deferred annuities and institutional products, excise taxes, premiums, product charges and other revenues. We believe a measure like other liability costs is useful in analyzing the trends of our core business operations and profitability. While we believe other liability costs is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total benefits and expenses presented under GAAP.

Net investment earned rate, cost of funds, net investment spread and investment margin on deferred annuities are non-GAAP measures we use to evaluate the profitability of our business. We believe these metrics are useful in analyzing the trends of our business operations, profitability and pricing discipline. While we believe each of these metrics are meaningful financial metrics and enhance our understanding of the underlying profitability drivers of our business, they should not be used as a substitute for net investment income, interest sensitive contract benefits or total benefits and expenses presented under GAAP.

Operating expenses excludes integration, restructuring and other non-operating expenses, stock compensation expense, interest expense and policy acquisition expenses. We believe a measure like operating expenses is useful in analyzing the trends of our core business operations and profitability. While we believe operating expenses is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for policy and other operating expenses presented under GAAP.

In managing our business, we analyze net invested assets, which does not correspond to total investments, including investments in related parties, as disclosed in our consolidated financial statements and notes thereto. Net invested assets represents the investments that directly back our net reserve liabilities as well as surplus assets. Net invested assets, excluding our investment in Apollo, is used in the computation of net investment earned rate, which allows us to analyze the profitability of our investment portfolio. Net invested assets includes (a) total investments on the consolidated balance sheets with AFS securities at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE assets, liabilities and noncontrolling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an allowance for credit losses. Net invested assets also excludes assets associated with funds withheld liabilities related to business exited through reinsurance agreements and derivative collateral (offsetting the related cash positions). We include the underlying investments supporting our assumed funds withheld and modco agreements in our net invested assets calculation in order to match the assets with the income received. We believe the adjustments for reinsurance provide a view of the assets for which we have economic exposure. Net invested assets includes our proportionate share of ACRA investments, based on our economic ownership, but does not include the proportionate share of investments associated with the noncontrolling interest. Net invested assets also includes our investment in Apollo. Our net invested assets, excluding our investment in Apollo, are averaged over the number of quarters in the relevant period to compute our net investment earned rate for such period. While we believe net invested assets is a meaningful financial metric and enhances our understanding of the underlying drivers of our investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under GAAP.

Sales statistics do not correspond to revenues under GAAP but are used as relevant measures to understand our business performance as it relates to inflows generated during a specific period of time. Our sales statistics include inflows for fixed rate annuities and FIAs and align with the LIMRA definition of all money paid into an individual annuity, including money paid into new contracts with initial purchase occurring in the specified period and existing contracts with initial purchase occurring prior to the specified period (excluding internal transfers). While we believe sales is a meaningful metric and enhances our understanding of our business performance, it should not be used as a substitute for premiums presented under GAAP.

Net organic growth rate is calculated as the net organic flows divided by average net invested assets. Net organic flows are comprised of net organic inflows less net outflows. Organic inflows are the deposits generated from our organic channels, which include retail, flow reinsurance and institutional. Net outflows are total liability outflows, including full and partial withdrawals on our deferred annuities, death benefits, pension risk transfer benefit payments, payments on payout annuities and maturities of our funding agreements, net of outflows attributable to the ACRA noncontrolling interest. To enhance the ability to analyze these measures across periods, interim periods are annualized. We believe net organic growth rate provides a meaningful financial metric that enables investors to assess our growth from the channels that provide recurring inflows. Management uses net organic growth rate to monitor our business performance and the underlying profitability drivers of our business.
Safe Harbor for Forward-Looking Statements
This press release contains, and certain oral statements made by Athene's representatives from time to time may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of Athene's management and the management of Athene's subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” "should," or “continues” or similar expressions. Forward-looking statements within this press release include, but are not limited to, statements regarding future growth prospects and financial performance. Factors that could cause actual results, events and developments to differ include, without limitation: the accuracy of Athene's assumptions and estimates; Athene's ability to maintain or improve financial strength ratings; Athene's ability to manage its business in a highly regulated industry; regulatory changes or actions; the impact of Athene's reinsurers failing to meet their assumed obligations; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; the accuracy of Athene's interpretation of the Tax Cuts and Jobs Act; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; Athene's ability to protect its intellectual property; the ability to maintain or obtain approval of the Delaware Department of Insurance, the Iowa Insurance Division and other regulatory authorities as required for Athene's operations; the delay or failure to complete or realize the expected benefits from the proposed merger with Apollo Global Management; and other factors discussed from time to time in Athene's filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2020, and its other SEC filings, which can be found at the SEC’s website www.sec.gov.

All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Athene does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Athene Holding Ltd.
Condensed Consolidated Balance Sheets (unaudited, in millions)

	December 31,	March 31,
	2020	2021
Assets
Investments
Available-for-sale securities, at fair value	$82,853	$85,524
Trading securities, at fair value	2,093	1,979
Equity securities	532	524
Mortgage loans, net of allowances	15,264	16,671
Investment funds	803	966
Policy loans	369	356
Funds withheld at interest	48,612	46,024
Derivative assets	3,523	3,677
Short-term investments	222	125
Other investments, net of allowances	572	1,722
Total investments	154,843	157,568
Cash and cash equivalents	7,704	6,427
Restricted cash	738	546
Investments in related parties
Available-for-sale securities, at fair value	6,520	6,905
Trading securities, at fair value	1,529	1,710
Equity securities, at fair value	72	114
Mortgage loans, net of allowances	674	714
Investment funds	5,284	5,899
Funds withheld at interest	13,030	12,572
Other investments, net of allowances	469	469
Accrued investment income	905	968
Reinsurance recoverable	4,848	4,690
Deferred acquisition costs, deferred sales inducements and value of business acquired	4,906	5,303
Other assets	1,249	1,785
Total assets	$202,771	$205,670
(Continued)

Condensed Consolidated Balance Sheets (unaudited, in millions)

	December 31,	March 31,
	2020	2021
Liabilities
Interest sensitive contract liabilities	$144,566	146,247
Future policy benefits	29,258	31,767
Other policy claims and benefits	130	135
Dividends payable to policyholders	110	110
Long-term debt	1,976	1,977
Derivative liabilities	298	288
Payables for collateral on derivatives and securities to repurchase	3,801	3,952
Funds withheld liability	452	422
Other liabilities	2,040	2,436
Total liabilities	182,631	187,334

Equity
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	6,613	6,623
Retained earnings	8,073	8,647
Accumulated other comprehensive income	3,971	2,021
Total Athene Holding Ltd. shareholders’ equity	18,657	17,291
Noncontrolling interests	1,483	1,045
Total equity	20,140	18,336
Total liabilities and equity	$202,771	$205,670
(Concluded)

Condensed Consolidated Statements of Income (Loss) (unaudited, in millions)

	Three months ended
	March 31,
	2020	2021
Revenue
Premiums	$1,140	$3,011
Product charges	140	150
Net investment income	745	1,704
Investment related losses	(3,572)	(488)
Other revenues	(2)	14
Total revenues	(1,549)	4,391
Benefits and Expenses
Interest sensitive contract benefits	(1,319)	394
Amortization of DSI	10	84
Future policy and other policy benefits	1,356	3,317
Amortization of DAC and VOBA	(413)	164
Dividends to policyholders	11	10
Policy and other operating expenses	188	283
Total benefits and expenses	(167)	4,252
Income (loss) before income taxes	(1,382)	139
Income expense (benefit)	(166)	62
Net income (loss)	(1,216)	77
Less: Net loss attributable to noncontrolling interests	(169)	(537)
Net income (loss) attributable to Athene Holding Ltd. shareholders	(1,047)	614
Less: Preferred stock dividends	18	36
Net income (loss) available to Athene Holding Ltd. common shareholders	$(1,065)	$578

Non-GAAP Measure Reconciliations

The reconciliation of net income (loss) available to Athene Holding Ltd. common shareholders to adjusted operating income available to common shareholders excluding notables and AOG is as follows:

	Three months ended
	March 31,
(In millions)	2020	2021
Net income (loss) available to Athene Holding Ltd. common shareholders	$(1,065)	$578
Less: Total non-operating adjustments	(957)	(170)
Adjusted operating income (loss) available to common shareholders	(108)	748
Notable items	43	(8)
Adjusted operating income (loss) available to common shareholders excluding notable items	$(65)	$740

Retirement Services adjusted operating income available to common shareholders	$204	$784
Actuarial experience and market impacts	50	(9)
Tax impact of notable items	(7)	1
Retirement Services notable items	43	(8)
Retirement Services adjusted operating income available to common shareholders excluding notable items	247	776

Corporate and Other adjusted operating loss available to common shareholders	(312)	(36)
Consolidated adjusted operating income (loss) available to common shareholders excluding notable items	(65)	740
Less: Change in fair value of Apollo investment, net of tax	(239)	(19)
Adjusted operating income available to common shareholders excluding notables and AOG	$174	$759

The reconciliation of basic earnings (loss) per Class A common share to adjusted operating earnings (loss) per common share is as follows:

	Three months ended
	March 31,
	2020	2021
Basic earnings (loss) per share – Class A common shares	$(5.81)	$3.02
Non-operating adjustments
Investment gains (losses), net of offsets	(6.27)	(3.08)
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	0.36	2.48
Integration, restructuring and other non-operating expenses	(0.03)	(0.22)
Stock compensation expense	(0.05)	—
Income tax (expense) benefit - non-operating	0.72	(0.04)
Less: Total non-operating adjustments	(5.27)	(0.86)
Less: Effect of items convertible to or settled in Class A common shares	0.06	0.08
Adjusted operating earnings (loss) per common share	$(0.60)	$3.80

The reconciliation of basic weighted average Class A common shares to weighted average common shares outstanding – adjusted operating, is as follows:

	Three months ended
	March 31,
(In millions)	2020	2021
Basic weighted average common shares outstanding – Class A	161.4	191.3
Conversion of Class B common shares to Class A common shares	16.9	—
Conversion of Class M common shares to Class A common shares	3.2	—
Effect of other stock compensation plans	—	5.5
Weighted average common shares outstanding – adjusted operating	181.5	196.8

The reconciliation of AHL shareholders’ equity to adjusted AHL common shareholders’ equity included in adjusted book value per common share, adjusted debt to capital ratio, and adjusted operating ROE is as follows:

	December 31,	March 31,
(In millions)	2009	2020	2021
Total AHL shareholders' equity	$113	$9,940	$17,291
Less: Preferred stock	—	1,172	2,312
Total AHL common shareholders' equity	113	8,768	14,979
Less: AOCI	1	(1,174)	2,021
Less: Accumulated change in fair value of reinsurance assets	—	(155)	488
Total adjusted AHL common shareholders' equity	$112	$10,097	$12,470

Retirement Services		$8,002	$8,870
Corporate and Other		2,095	3,600
Total adjusted AHL common shareholders' equity		$10,097	$12,470

The reconciliation of average AHL shareholders’ equity to average adjusted AHL common shareholders’ equity included in adjusted operating ROE is as follows:

	Three months ended
	March 31,
(In millions)	2020	2021
Average AHL shareholders' equity	$11,666	$17,974
Less: Average preferred stock	1,172	2,312
Less: Average AOCI	554	2,996
Less: Average accumulated change in fair value of reinsurance assets	169	815
Average adjusted AHL common shareholders' equity	$9,771	$11,851

Retirement Services	$7,722	$8,301
Corporate and Other	2,049	3,550
Average adjusted AHL common shareholders' equity	$9,771	$11,851

The reconciliation of basic Class A common shares outstanding to adjusted operating common shares outstanding is as follows:

	December 31,	March 31,
(In millions)	2009	2020	2021
Class A common shares outstanding	0.1	193.9	191.4
Conversion of Class B common shares to Class A common shares	9.7	—	—
Effect of other stock compensation plans	—	3.8	6.9
Adjusted operating common shares outstanding	9.8	197.7	198.3
The reconciliation of book value per common share to adjusted book value per common share is as follows:

	December 31,	March 31,
	2009	2020	2021
Book value per common share	$11.62	$45.23	$78.25
AOCI	(0.13)	6.06	(10.56)
Accumulated change in fair value of reinsurance assets	—	0.80	(2.55)
Effect of items convertible to or settled in Class A common shares	—	(1.02)	(2.26)
Adjusted book value per common share	$11.49	$51.07	$62.88

The reconciliation of net investment income to net investment earnings and earned rate is as follows:

	Three months ended
	March 31,
	2020		2021
(In millions)	Dollar	Rate	Dollar	Rate
GAAP net investment income	$745	2.51%	$1,704	4.49%
Change in fair value of reinsurance assets	270	0.90%	366	0.97%
Alternative gains (losses)	(101)	(0.34)%	69	0.18%
ACRA noncontrolling interest	(72)	(0.24)%	(198)	(0.52)%
Apollo investment (gain) loss	297	1.00%	25	0.07%
Held for trading amortization and other	12	0.04%	32	0.08%
Total adjustments to arrive at net investment earnings/earned rate	406	1.36%	294	0.78%
Total net investment earnings/earned rate	$1,151	3.87%	$1,998	5.27%

Retirement Services	$1,184	4.04%	$1,935	5.18%
Corporate and Other	(33)	(8.14)%	63	11.22%
Total net investment earnings/earned rate	$1,151	3.87%	$1,998	5.27%

Retirement Services	$117,295		$149,397
Corporate and Other ex. Apollo investment	1,624		2,247
Consolidated average net invested assets ex. Apollo investment	$118,919		$151,644

The reconciliation of interest sensitive contract benefits to Retirement Services' cost of crediting, and the respective rates, is as follows:

	Three months ended
	March 31,
	2020		2021
(In millions)	Dollar	Rate	Dollar	Rate
GAAP interest sensitive contract benefits	$(1,319)	(4.50)%	$394	1.05%
Interest credited other than deferred annuities and institutional products	63	0.21%	97	0.26%
FIA option costs	266	0.91%	279	0.75%
Product charges (strategy fees)	(32)	(0.11)%	(38)	(0.10)%
Reinsurance embedded derivative impacts	14	0.05%	14	0.04%
Change in fair values of embedded derivatives – FIAs	1,504	5.13%	43	0.11%
Negative VOBA amortization	7	0.02%	3	0.01%
ACRA noncontrolling interest	38	0.13%	(128)	(0.34)%
Other changes in interest sensitive contract liabilities	(1)	—%	4	0.01%
Total adjustments to arrive at cost of crediting	1,859	6.34%	274	0.74%
Retirement Services cost of crediting	$540	1.84%	$668	1.79%

Retirement Services cost of crediting on deferred annuities	$422	1.91%	$493	1.89%
Retirement Services cost of crediting on institutional products	118	3.31%	175	2.59%
Retirement Services cost of crediting	$540	1.84%	$668	1.79%

Retirement Services average net invested assets	$117,295		$149,397
Average net account value on deferred annuities	88,119		104,310
Average institutional net reserve liabilities	14,250		27,028

The reconciliation of benefits and expenses to other liability costs is as follows:

	Three months ended
	March 31,
(In millions)	2020	2021
GAAP benefits and expenses	$(167)	$4,252
Premiums	(1,140)	(3,011)
Product charges	(140)	(150)
Other revenues	2	(14)
Cost of crediting	(259)	(375)
Change in fair value of embedded derivatives – FIA, net of offsets	1,456	(298)
DAC, DSI and VOBA amortization related to investment gains and losses	425	139
Rider reserves	76	21
Policy and other operating expenses, excluding policy acquisition expenses	(117)	(201)
AmerUs closed block fair value liability	45	93
ACRA noncontrolling interest	165	(107)
Other changes in benefits and expenses	(4)	(7)
Total adjustments to arrive at other liability costs	509	(3,910)
Other liability costs	$342	$342

Retirement Services	$342	$342
Corporate and Other	—	—
Consolidated other liability costs	$342	$342

The reconciliation of policy and other operating expenses to operating expenses is as follows:

	Three months ended
	March 31,
(In millions)	2020	2021
Policy and other operating expenses	$188	$283
Interest expense	(20)	(32)
Policy acquisition expenses, net of deferrals	(71)	(82)
Integration, restructuring and other non-operating expenses	(4)	(45)
Stock compensation expenses	(10)	—
ACRA noncontrolling interest	(4)	(21)
Other changes in policy and other operating expenses	—	(5)
Total adjustments to arrive at operating expenses	(109)	(185)
Operating expenses	$79	$98

Retirement Services	$68	$78
Corporate and Other	11	20
Consolidated operating expenses	$79	$98

The reconciliation of total investments, including related parties, to net invested assets is as follows:

	March 31,
(In millions)	2020	2021
Total investments, including related parties	$121,969	$185,951
Derivative assets	(1,610)	(3,677)
Cash and cash equivalents (including restricted cash)	5,983	6,973
Accrued investment income	802	968
Payables for collateral on derivatives	(1,589)	(3,353)
Reinsurance funds withheld and modified coinsurance	355	(572)
VIE and VOE assets, liabilities and noncontrolling interest	23	(70)
Unrealized (gains) losses	2,292	(3,685)
Ceded policy loans	(229)	(199)
Net investment receivables (payables)	(238)	(402)
Allowance for credit losses	505	362
Total adjustments to arrive at gross invested assets	6,294	(3,655)
Gross invested assets	128,263	182,296
ACRA noncontrolling interest	(7,063)	(26,593)
Net invested assets	$121,200	$155,703

Additional Information Regarding the Transaction and Where to Find It

This press release is being made in respect of the proposed transaction involving Tango Holdings, Inc. (“HoldCo”), Apollo Global Management, Inc. (“AGM”), and Athene Holding Ltd. (the “Company”). The proposed transaction will be submitted to the stockholders of AGM and the shareholders of the Company for their respective consideration. In connection therewith, the parties intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement, which will be mailed to the stockholders of AGM and the shareholders of the Company. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, AS APPLICABLE, INVESTORS AND SECURITY HOLDERS OF AGM AND THE COMPANY ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about AGM and the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.

Copies of the documents filed with the SEC by AGM are available free of charge under the “Stockholders” section of AGM’s website located at http://www.apollo.com or by contacting AGM’s Investor Relations Department at (212) 822-0528 or APOInvestorRelations@apollo.com. Copies of the documents filed with the SEC by the Company are available free of charge under the “Investors” section of the Company’s website located at http://www.athene.com or by contacting the Company’s Investor Relations Department at (441) 279-8531 or ir@athene.com.

Participants in the Solicitation

AGM, the Company, and HoldCo and their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.
Information about the directors and executive officers of AGM and HoldCo is set forth in AGM’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on August 20, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.

Information about the directors and executive officers of the Company is set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021, its amendment to its annual report on Form 10-K/A for the fiscal year ended December 31, 2020, which was filed with the

SEC on April 20, 2021, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.

Other information regarding the participants in the proxy solicitations of the stockholders of AGM and the shareholders of the Company, and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This press release is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.